EXHIBIT 23

Consent of Independent Auditors

         We consent to the incorporation by reference in Registration Statement No. 333-80605 of German American Bancorp on Form S-8 of our report dated October 22, 2002 on the financial statements of the German American Bancorp Employee Stock Purchase Plan as of August 16, 2002 and 2001 and for each of the three years in the period ended August 16, 2002 included in this Annual Report on Form 11-K.

/s/ Crowe, Chizek and Company LLP Crowe, Chizek and Company LLP
November 14, 2002 Indianapolis, Indiana